Exhibit 10.4

FIRST AMENDMENT TO THE

TUESDAY MORNING CORPORATION

2004 LONG-TERM EQUITY INCENTIVE PLAN

                THIS FIRST AMENDMENT TO THE TUESDAY MORNING CORPORATION 2004 LONG-TERM EQUITY INCENTIVE PLAN (this “Amendment”) is made and adopted by Tuesday Morning Corporation, a Delaware corporation (the “Company”), effective as of July 28, 2005.

PRELIMINARY STATEMENTS

                A.            The stockholders of the Company have approved, and the Company has adopted, the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan (the “2004 Plan”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the 2004 Plan.

                B.            The compensation committee of the board of directors of the Company desires to exercise its power to modify the 2004 Plan by defining “Fair Market Value” under the 2004 Plan in a manner that is consistent with certain guidance given by the Internal Revenue Service regarding what would be deemed a reasonable methodology for determining the “fair market value” of stock underlying an option to purchase stock with respect to all options granted on or after July 28, 2005.

AMENDMENT

                NOW, THEREFORE, the 2004 Plan is hereby amended as follows:

                1.  Section 2(o)(i) is hereby amended to read as follows in its entirety:

“(i)  the mean between the highest and lowest selling prices of the Common Stock on the date of determination or, if there have been no sales on the date of determination but there were sales on dates within a reasonable period both before and after the determination date, the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the determination date; such average is to be weighted inversely by the respective number of trading days between the selling dates and the determination date.”

                2.  Section 2(o)(ii) is hereby amended to read as follows in its entirety:

“(ii)  with respect to any security which is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair value of such security as reasonably determined by the Board in good faith.”

                This Amendment, and the changes to the provisions of the 2004 Plan effected hereby, shall be effective as of July 28, 2005 and shall apply to all option granted under the 2004 Plan on or after July 28, 2005.  Except as expressly set forth herein, the 2004 Plan shall remain in full force and effect without further amendment or modification.

                IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.

TUESDAY MORNING CORPORATION

By:	/s/ Loren K. Jensen
Loren K. Jensen Chief Financial Officer, Secretary and Treasurer

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